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                                                                    EXHIBIT 99.3

                         NOTICE OF GUARANTEED DELIVERY

                                      FOR

                           SUBSCRIPTION CERTIFICATES

                                   ISSUED BY

                            GATEWAY INDUSTRIES, INC.


       This form, or one substantially equivalent hereto, must be used to exercise Rights pursuant to the Rights Offering described in the Prospectus dated __________, 1996 (the "Prospectus"), of Gateway Industries, Inc., a Delaware corporation (the "Company"), if a holder of Rights cannot deliver the subscription certificate(s) evidencing the Rights (the "subscription certificate(s)") to the Subscription Agent listed below (the "Subscription Agent"), at or prior to 5:00 p.m. New York City time, on ____________, 1996 (such date, subject to extension as provided in the Prospectus, is referred to as the "Expiration Date"). Such form must be delivered by hand or sent by facsimile transmission or mail to the Subscription Agent, and must be received by the Subscription Agent on or prior to the Expiration Date. See "The Rights Offering-Exercise of Rights" in the Prospectus. Payment of the Subscription Price of $____ per share for each share of the Company's Common Stock subscribed for upon exercise of such Rights must be received by Subscription Agent in the manner specified in the Prospectus at or prior to 5:00 p.m. New York City time, on the Expiration Date, even if the subscription certificate evidencing such Rights is being delivered pursuant to the procedure for guaranteed delivery thereof.

                           The Subscription Agent is:

                            American Stock Transfer & Trust Company
                            40 Wall Street
                            New York, NY  10005

       DELIVERY OF THIS INSTRUMENT TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE OR TRANSMISSION OF INSTRUCTIONS VIA FACSIMILE OTHER THAN AS SET FORTH ABOVE DOES NOT CONSTITUTE A VALID DELIVERY.

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Ladies and Gentlemen:

       The undersigned hereby represents that he, she or it is the holder os
subscription certificate(s) representing     Rights and that such subscription
certificate(s) cannot be delivered to the Subscription Agent at or before 5:00 p.m., New York City time on the Expiration Date. Upon the terms and subject to the conditions set forth in the Prospectus, receipt of which is hereby acknowledged, the undersigned hereby elects to irrevocably exercise one or more Rights evidenced by the subscripting certificate to subscribe for shares of Common Stock as indicated below.

(a)  Number of shares subscribed for pursuant to
     the Basic Subscription Privilege. (One Right    ____________ x $____ per
     share = $__________ equals one share.)  (Number of
                                             shares- whole
                                             number only)

(b)  Number of shares subscribed for pursuant to
     the Oversubscription Privilege.  (No shares
     may be subscribed for pursuant to the
     Oversubscription Privilege unless all of the
     Rights represented by this Subscription
     Certificate are fully exercised pursuant to
     the Basic Subscription Privilege.)      ____________ x $____ per share =
     $__________                             (Number of
                                             shares- whole
                                             number only)

(c) Total Subscription Price. (Add far right $__________ columns in (a) and (b).)

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       The undersigned understands that payment in full of the Subscription
Price, as computed above, of $____ per share for each share of Common Stock subscribed for pursuant to the Basic Subscription Privilege and Oversubscription Privilege must be received by the Subscription Agent at or before 5:00 p.m. New York City time on the Expiration Date and represents that such payment either (check or appropriate box):

   [  ]  is being delivered to the Subscription Agent herewith

                             or

   [  ]   has been delivered separately to the Subscription Agent, and is or was delivered in the manner set forth below (check appropriate box and complete information relating thereto):

   [  ]   wire transfer of funds

   name of transferor institution_______________________________________________

   date of transfer_____________________________________________________________

   confirmation number (if available)___________________________________________


   [ ] uncertified check (Payment by uncertified check will not be deemed to have been received by the Subscription Agent until such check has cleared. Holders paying by such means are urged to make payment sufficiently in advance of the Expiration Date to ensure that such payment clears by such date.)

   [  ] certified check

   [  ] bank draft (cashier's check)

   [  ] money order

   name of maker________________________________________________________________

   date of check, draft or money order__________________________________________

   check, draft or money order number___________________________________________

   bank on which check is drawn or issuer of money order________________________


Signature(s)__________________________  Address_________________________________

______________________________________  ________________________________________

Name(s)_______________________________  ________________________________________

______________________________________  Area Code and Tel. Nos._________________
    Please type or print
                                        ________________________________________


Subscription Certificate
No(s). (if
Available)______________________________________________________________________

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                             GUARANTEE OF DELIVERY
       (NOT TO BE USED FOR SUBSCRIPTION CERTIFICATE SIGNATURE GUARANTEE)

     The undersigned, an "Eligible Institution" within the meaning of Rule 17Ad-15 under the Securities Exchange Act of 1934, guarantees that the undersigned will deliver to the Subscription Agent the certificates representing the Rights being exercised hereby, with any required signature guarantees and any other required documents, all within five (5) Nasdaq National Market trading days after the date hereof.


_____________________________________  Dated:_____________________________, 1996

_____________________________________  _________________________________________
                                                     (Name of Firm)
_____________________________________
           (Address)

_____________________________________  _________________________________________
  (Area Code and Telephone Number)             (Authorized Signature)


     The institution which completes this form must communicate the guarantee to the Subscription Agent and must deliver the subscription certificate(s) to the Subscription Agent within the time period shown herein. Failure to do so could result in a financial loss to such institution.

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